Exhibit 10.57
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*].

SECOND AMENDMENT TO
MATERIALS SUPPLIER AGREEMENT

This Second Amendment to the Materials Supplier Agreement (this “Second Amendment”) is dated as of the 1st day of October 2020 (the “Second Amendment Effective Date”), by and between Insulet Corporation (“Insulet”) and Flextronics Medical Sales and Marketing, Ltd. (the “Supplier”). Insulet and Supplier are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into that certain Materials Supplier Agreement, dated as of September 1, 2016 (the “Original Agreement”);

WHEREAS, the Parties entered into that certain First Amendment to Materials Supplier Agreement, dated as of January 1, 2018 (the “First Amendment”, and together with the Original Agreement, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement as described herein.

NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement shall hereby be amended as follows:

1.Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Original Agreement.
2.Exhibit A. Amended Exhibit A is hereby deleted in its entirety and replaced with Exhibit A-2 which is attached hereto and made a part hereof. Upon the execution hereof, the Parties hereby agree that [*] provisions and [*] obligations set forth in Section [*] of the Amended Exhibit A are satisfied. The Parties further agree that the terms and conditions in Section [*] of the Amended Exhibit A, including without limitation the [*], shall survive including any expiration or termination of the Agreement. Notwithstanding anything herein to the contrary, the pricing set forth in Exhibit A-2 will remain in effect until the Parties enter into the New Pricing Agreement (as defined below).
3.As of the Second Amendment Effective Date, Section 4(a) of the Agreement, “General” is hereby amended by adding the following at the end of the first paragraph:
“General”. For the period from [*] through [*] (“Second Amendment Term”), pricing is set in accordance with the formulas set forth on Exhibit A-2 (including those for Products added to Exhibit A-2). All prices shall be in U.S. Dollars and subject to the requirements in Exhibit A-2. The purchase price shall include all costs for adequate packaging as suitable for transport by road and/or as further specified under the Specifications listed in Exhibit A-2.
1.As of the Second Amendment Effective Date, the following sections are added to the Agreement:
a.Tooling and Automation Equipment. As of the Second Amendment Effective Date, the Parties agree that within [*] days, Insulet will [*], and Supplier will fully cooperate and assist with [*].
b.[*] Agreement. Upon execution of this Second Amendment, the Parties agree to work together to negotiate and enter into a mutually agreeable [*] agreement. The Parties agree that if they are not able to agree to a [*] agreement by [*], that the Agreement shall terminate as of [*]
c.Volume Commitment. During the Second Amendment Term, Insulet agrees to [*] Pods in the aggregate [*].
d.Cancellation. Insulet agrees to not exercise its rights under Section 15 of the Agreement related to cancellation for convenience during the Second Amendment Term.
e.New Pricing Agreement. Upon the execution of this Second Amendment, the Parties agree to work on new pricing to be effective as of [*] (“New Pricing Agreement”). [*]. The Parties agree that if for whatever reason whatsoever they are not able to agree to a New Pricing Agreement by [*], that the Agreement shall terminate as of [*].
2.No Other Amendments. Except as modified herein, all other terms of the Agreement shall remain in full force and effect.

3.Conflicts. In the event of a conflict between this Second Amendment, the First Amendment and the Original Agreement, this Second Amendment shall govern.
4.Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Signature page follows

IN WITNESS WHEREOF, this Second Amendment has been executed by the duly authorized representatives of Insulet and Supplier effective as of the date first set forth above.

Flextronics Medical Sales and Marketing, Ltd.

By:
Name: B. Vijayandran A/L
S. Balasingam
Title: Director
Date: December 11, 2020

INSULET CORPORATION

By:
Name: Peter Griffin
Title: VP Global Procurement
Date: December 17, 2020

MATERIALS SUPPLIER AGREEMENT

between

INSULET CORPORATION (“Insulet”)

and

FLEXTRONICS MEDICAL SALES AND MARKETING, LTD (“Supplier”)

Exhibit A-2

PRODUCTS AND PRICES

A.PDMs

2PDMs with 2021 VAM $ Price Table:

Models	CY2021 VAM $
[*]	[*]

a. The value-added manufacturing pricing (“VAM”) is fixed for duration of the Second Amendment Term. Steps to determine the total quarterly price of PDMs are as follows:

i. Establish costed bill of materials (the “CBOM”) based on changes in part pricing for each PDM bill of materials; and
ii. Add CBOM to relevant VAM price from the table above.

The above PDM Pricing Table shall be effective from [*] through the end of the Second Amendment Term and is based upon the following assumptions:
•The PDM Pricing Table assumes the PDM demand forecast of at least [*] units annually. If volume is less than [*] units annually, the Parties agree to negotiate new PDM Pricing.
•The PDM Pricing Table assumes Pod production continues at [*] units or greater in a given year in which PDMs are purchased. If volume is less than [*] Pods annually, the Parties agree to negotiate new PDM pricing.

B. Pods

1. Finished Pod Assemblies listed below:

INSULET PART NUMBER	GENERATION	DESCRIPTION
[*]	[*]	[*]

2. Pricing for all finished Pod Product is as follows:
a.The value-added manufacturing pricing (“VAM”) effective as of [*] is fixed as follows:

[*] VAM for all Pod variants will be [*]
[*] VAM for all Pod variants will be [*]

[*] exception: Pod pricing above is based on [*] volume less than or equal to [*]of total quarterly Pod volume. If quarterly [*] forecast is greater than [*], [*] VAM will increase [*]/Pod for each [*] increment. Examples: If [*] forecast is [*] of total quarterly Pod volume, Pod VAM$ will be [*]. If Horizon forecast is [*] of total quarterly Pod volume, Pod VAM$ will be [*].

For [*] Pods, Insulet agrees to continue to reconcile quarterly for “below the line” extra labor based on actual # units produced.

This VAM cost will be based upon balanced demand per monthly capacity provided by Supplier with [*], estimated at [*] Pods/day (“Monthly Capacity”), however Insulet will [*].

b. Steps to determine the total quarterly price of Pods are as follows:

i.Establish costed bill of materials (the “CBOM”) based on changes in part pricing for each finished Pod bill of materials;
ii.Add CBOM to relevant VAM price from step (a) above; and
iii.Adjust for changes in currency per Section D.1 below.

C. PDK PRICING

[*]

D. PRICING CONSIDERATIONS AND ADJUSTMENTS. Except as otherwise set forth herein, the prices set forth above are subject to the following conditions (“Pricing Conditions”):

1. If the exchange rate on the [*] day of a calendar quarter-end month is outside the range of [*] CNY to [*] USD according to the Wall Street Journal (WSJ), pricing for the subsequent quarter shall be as follows: Pod Price + [[*] x [*]]. For purposes of the formula in the preceding sentence, (i) Pod Price shall be taken from B.2 above and (ii) [*] shall be the applicable WSJ exchange rate on [*] day of the quarter-end month.